Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Registration Statement on Form S-4 of our report dated March 10, 2008, relating to the consolidated financial statements of PlanetOut Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph as to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”), (effective April 1, 2006)) for the years ended December 31, 2007 and 2006, and to the inclusion therein of our report dated January 14, 2009, with respect to the financial statements of Here Networks LLC for the year ended December 31, 2007, and to the inclusion therein of our report dated January 14, 2009, with respect to the financial statements of LPI Media Inc. for the years ended December 31, 2007 and 2006, and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.
/s/ Stonefield Josephson, Inc.
Los Angeles, CA.
January 14, 2009